Exhibit 21

                     SUBSIDIARIES OF ENESCO GROUP, INC.

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                                            Jurisdiction           Other Names Under
Name                                        of Organization   Which Business is Conducted
----                                        ---------------   ---------------------------
Collector Appreciation, Inc.                Delaware

Cosmhogar, S.A.                             Spain

Enesco Corporation                          Ohio                   The Back Door Store
                                                                   Via Vermont
Enesco European Giftware Group
       Limited                              England

Enesco France, S.A.                         France

Enesco Import GmbH                          Germany

Enesco International Ltd.                   Delaware

Enesco International (H.K.)
       Limited                              Hong Kong

Enesco Worldwide Holdings, Inc.             Delaware

N.C. Cameron & Sons Limited                 Ontario, Canada

Stanhome European Development
       Center, S.A.                         Spain

Enesco plc                                  England

Via Vermont, S.A. de C.V.                   Mexico

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All of the above-listed subsidiaries are included in the Company's consolidated financial statements for all of both 1997 and 1998.